UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company        ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                 ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 30, 2018, Great Western Bancorp, Inc. (the “Company”) reported on a Form 8-K that Doug Bass, formerly serving as Executive Vice President and Regional President of the Company, was appointed President and Chief Operating Officer effective October 1, 2018, and that his then current employment agreement entered into on December 15, 2018 ("Agreement"), a copy of which was filed as Exhibit 10.3 to the Company's Form 8-K filed on December 18, 2017, and incorporated herein by this reference, would be amended. On October 27, 2018, the Company and Mr. Bass entered into an Amended and Restated Employment Agreement ("Amended Agreement"). The following is a summary of the material modifications from his prior agreement: (i) a change in his position to President and Chief Operating Officer, (ii) an increase in his base salary to $535,000, (iii) an increase in his target annual incentive compensation opportunity to 65% of his base salary, and (iv) a long-term incentive compensation award of $455,000. All other terms contained in the Amended Agreement are unchanged from the Agreement. The description of material changes are qualified in their entirety by reference to the full text of the Amended Agreement attached as Exhibit 10.1 and incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Great Western Bancorp, Inc. and Doug Bass

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: October 29, 2018	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between Great Western Bancorp, Inc. and Doug Bass